Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

GDEV Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares	457(a)	175,416,828	$5.70(2)	$999,875,920.00	0.00011020	$110,186.33
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$999,875,920.00		$110,186.33
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$15,121.26(3)
	Net Fee Due							$95,065.07

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), GDEV Inc. (the “Company”) is also registering an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)Calculated in accordance with Rule 457(c) under Securities Act, based on the average of the high ($5.90) and low ($5.50) prices of the ordinary shares on the Nasdaq Global Market on July 25, 2023.

(3)With respect to the Company’s registration statement on Form F-4 (File No. 333-257103), first filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2021, amended by pre-effective amendment no. 1 filed with the SEC on July 7, 2021, further amended by pre-effective amendment no. 2 filed with the SEC on July 28, 2021, declared effective by the SEC on July 30, 2021 and further amended by post-effective amendment no. 1 filed with the SEC on April 29, 2022 (the “F-4 Registration Statement”), due to a miscalculation of the registration fee payable in respect of the Company’s warrants registered under the F-4 Registration Statement, the Company made a payment of $16,801.40 in respect of those securities instead of $1,680.14, the correct amount that was payable. The amount of total fee offsets included herein represents the amount of the overpayment that was made.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims(1)	Nexters Inc.(2)	Form F-4	333-257103	June 15, 2021		$15,121.26
Fee Offset Sources	Nexters Inc.(2)	Form F-4	333-257103		June 15, 2021						$51,189.10
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

(1)With respect to the Company’s F-4 Registration Statement, due to a miscalculation of the registration fee payable in respect of the Company’s warrants registered under the F-4 Registration Statement, the Company made a payment of $16,801.40 in respect of those securities instead of $1,680.14, the correct amount that was payable. The amount of total fee offsets included herein represents the amount of the overpayment that was made.

(2)On June 21, 2023, the Company changed its name from “Nexters Inc.” to “GDEV Inc.”